EXHIBIT 5
                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") as of June 2, 1997, among DR. LAWRENCE J. YBARRONDO and his Related Trusts and Family Members listed on the signature page hereto (collectively the "Sellers", and individually, a "Seller"); and PUBLIC SERVICE COMPANY OF OKLAHOMA, an Oklahoma corporation ("the Purchaser").

                                   WITNESSETH:

         WHEREAS, Sellers own, in the aggregate, 1,018,329 shares of the Common Stock, par value, $0.01 per share, of SCIENTECH, Inc., an Idaho Corporation (the "Company"), all of which will be (upon the effectiveness of the amendment to the Company's Articles of Incorporation described herein) Class A Voting Common Stock; and

         WHEREAS, the Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, an aggregate of 506,000 shares of Common Stock of the Company, of which amount 70,000 shares shall be Class A Voting Common Stock, and 436,000 shares shall be of Class B Nonvoting Common Stock; and

         WHEREAS, Purchaser wishes to receive from Sellers, and Sellers wish to grant to Purchaser, an option to purchase 206,000 shares of Common Stock from Sellers, not later than September 2, 1998, certain additional shares of the Common Stock of the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:

         "Affiliate" means, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or beneficial owner of at least 5% of the then outstanding equity securities of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause
(a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the then outstanding equity securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

         "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company in the form of Exhibit A.

         "Balance Sheet" means the balance sheet referred to in the definition of "Financial Statements".

         "Balance Sheet Date" means the date of the latest Balance Sheet.

         "Broker Costs" means any and all costs, fees and expenses of any broker, finder or placement agent incurred by the Sellers or the Purchaser in connection with the transactions contemplated herein.

         "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

         "Class A Stock" means the Class A Voting Common Stock, par value $0.01 per share, of the Company.

         "Class B Stock" means the Class B Nonvoting Common Stock, par value $0.01 per share, of the Company.

         "Closing" has the meaning given such term in Section 2.2 of this Agreement.

         "Closing Date" has the meaning given such term in Section 2.2 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Class A Stock and the Class B Stock.

         "Company" means SCIENTECH, Inc., an Idaho corporation. It shall also include its predecessor companies and any Subsidiaries which may now exist or be established in the future.

        "Contracts" has the meaning set forth in Section 3.15 of this Agreement.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

         "Environmental Laws" has the meaning given such term in Section 3.22(c) of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively, and from time to time amended and in effect.

         "ERISA Affiliate" means any Person which is treated as a single employer with the Company under ss. 414 of the Code.

         "Escrow Agent" Shall mean that individual identified as Escrow Agent in the Escrow Agreement.

         "Escrow Agreement" means that Escrow Agreement among Sellers, Purchaser and the Escrow Agent in the form of Exhibit B hereof.

         "Escrow Shares" means 506,000 shares of Common Stock deposited by Sellers with the Escrow Agent pursuant to the Escrow Agreement and Section 2.3 hereof.

         "Family Member" means, as applied to any individual, such individual's spouse, or such individual's child, and each trust created for the exclusive benefit of one or more of them.

         "Financial Statements" means the audited balance sheet and statement of income of the Company for the fiscal year ended January 31, 1996 and the unaudited related balance sheet as of March 28, 1997 (the "Balance Sheet") and statement of income for the period then ended for the Company.

         "Founder" means Dr. Lawrence J. Ybarrondo or any of his Family Members.

         "Generally accepted accounting principles" or "GAAP" means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

         "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "Hazardous Substance" has the meaning given such term in Section 3.22(b) of this Agreement.

         "Indebtedness" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

         "Intangible Property" has the meaning given such term in Section 3.18 hereof.

         "Licenses" has meaning given such term in Section 3.20 hereof.

         "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

         "Material  Adverse  Effect" has the meaning  given such term in Section
3.24 hereof.

         "Multiemployer  Plan" means a multiemployer  plan within the meaning of
Section 3(37) of ERISA.

         "Option Securities" means those shares of Common Stock of the Company owned by Sellers which the Purchaser has an option to buy, pursuant to Article VII of this Agreement.

         "Per Share  Price"  has the  meaning  given  such term in  Section  2.1 hereof.

         "Person" means an individual,  partnership,  corporation,  association,
trust,  joint  venture,   unincorporated   organization,   and  any  government,
governmental department or agency or political subdivision thereof.

         "Purchased Securities" means an aggregate of 70,000 shares of Class A Stock and 436,000 shares of Class B Stock to be purchased pursuant to this Agreement.

         "Purchase Price" has the meaning given such term in Section 2.1.

         "Purchaser" means Public Service Company of Oklahoma, an Oklahoma corporation.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company, the Purchaser, and certain shareholders of the Company in the form of Exhibit D hereto.

         "Related Agreements" means the Articles of Incorporation, Escrow Agreement, Shareholders' Agreement, and Registration Rights Agreement.

         "Related Trusts" shall mean, collectively, the Ybarrondo Family Trust B, the Ybarrondo Family Trust C-1, and the Ybarrondo Family Trust C-2, each with Dr. L.J.Ybarrondo as Trustee.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Sellers" shall mean the persons listed on Schedule 2.1.

         "Shareholders' Agreement" means the Shareholders' Agreement dated as of the date hereof among the Sellers, certain additional shareholders of the Company, the Company and Purchaser, in the form of Exhibit C hereto.

         "Subsidiary" means any Person which the Company now or hereafter shall at the time own, directly or indirectly through a subsidiary, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" shall mean all of such Persons collectively.

         "Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

                                   ARTICLE II

                    PURCHASE AND SALE OF PURCHASED SECURITIES

         2.1 Purchase and Sale of Purchased Securities. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, at the Closing the Purchaser agrees to purchase and the Sellers agree to sell the number of shares of Purchased Securities set forth opposite each Seller's name in Schedule 2.1, at the price of Six Dollars ($6.00) per share (the "Per Share Price"), or an aggregate price of Three Million Thirty Six Thousand Dollars ($3,036,000) (the "Purchase Price").

         2.2 Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of the Company, at 8:00 a.m. Mountain Time on Monday, June 2, 1997, or at such other place, time and date as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Sellers shall deliver to the Escrow Agent, the certificates representing the Purchased Securities, properly endorsed in the name of Purchaser, and the Purchaser shall deliver to the Escrow Agent the Purchase Price by wire transfer, both to be held by the Escrow Agent, as provided in the Escrow Agreement in the form of Exhibit B hereto.

         2.3 Escrow. The obligation of the Purchaser to consummate the purchase and the sale of the Purchased Securities is subject to and contingent upon approval by the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act, of 1935, as amended, of the transactions provided for in this Agreement without the imposition of any additional requirements or conditions deemed to be material and adverse by the Purchaser in its sole discretion. Pending consideration by the SEC of an application for such approval, Purchaser and Sellers agree to deposit the Purchase Price and the Escrow Shares with the Escrow Agent pursuant to the terms of the Escrow Agreement. During the term of the Escrow Agreement, Sellers shall retain all voting, dividend and distribution or other rights as a shareholder of the Company with respect to the Escrow Shares.

                  (a) In the event the SEC disapproves of the purchase and sale hereunder and the transactions contemplated hereby, or in the event no approval, meeting the requirements set forth above in this Section 2.3, or denial is received from the SEC within 75 days from the date hereof (or such later date as may be agreed to in writing by Purchaser and Dr. L.J. Ybarrondo and communicated to the Escrow Agent), (i) the Escrow Shares shall be returned to Sellers, (ii) the Purchase Price shall be returned to Purchaser, (iii) this Agreement and all Related Agreements shall be rescinded, and (iv) neither Purchaser nor Sellers shall have any liability to the other whatsoever, except as otherwise provided in Section 9.16.

                  (b) In the event of SEC approval, meeting the requirements set forth above in this Section 2.3, of the purchase and sale hereunder and the transactions contemplated hereby is completed within the time period described above (i) Escrow Agent shall cause the Escrow Shares to be converted to Purchased Securities in the name of the Purchaser, (ii) the Purchased Securities shall be delivered to the Purchaser, (iii) the Purchase Price shall be paid to Sellers, and (iv) this Agreement and all Related Agreements shall continue in full force and effect.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         In order to induce the Purchaser to enter into this Agreement, the Sellers hereby make the following representations and warranties to the Purchaser, jointly and severally:

         3.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

         3.2 Authorization. With respect to each Seller, the execution, delivery and performance by the Seller of this Agreement and of each Related Agreement to which the Seller is a party, and the sale by the Seller of the Purchased Securities hereunder: (a) are within the Seller's power and authority; (b) have been duly authorized by all necessary action; and (c) do not and will not conflict with or result in any breach of any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Seller is subject.

         3.3 Enforceability. With respect to each Seller, the execution and delivery by the Seller of this Agreement and of each of the Related Agreements to which the Seller is a party, will result in legally binding obligations of the Seller, enforceable against the Seller in accordance with the respective terms and provisions hereof and thereof.

         3.4      Capitalization.

                  (a) As soon as is reasonably practicable after Closing, the Company shall amend its Articles of Incorporation in the form of Exhibit A. Upon the filing of Exhibit A with the Idaho Secretary of State, the authorized Capital Stock of the Company shall consist solely of 7,000,000 shares of Common Stock, $0.01 par value per share, consisting of 6,000,000 shares of Class A Voting Common Stock and 1,000,000 shares of Class B Nonvoting Common Stock.
Schedule 3.4(a) sets forth a table indicating the capitalization of the Company immediately prior to the execution of this Agreement. All of the issued shares of Capital Stock of the Company are issued and owned by the Persons listed on
Schedule 3.4(a) and have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable.

                  (b) Except as set forth on Schedule 3.4(b), there are no material outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company, or any material warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Stock or any securities convertible into or exchangeable, for, or exercisable into, its Capital Stock or any material voting trusts, proxies or agreements relating to the voting of the Company's Capital Stock. For purposes of this Section 3.4(b), "material" shall mean any agreement or agreements which, individually or in the aggregate, would affect more than 5,000 shares of Capital Stock of the Company.

         3.5      Subsidiaries.  All the Company's Subsidiaries are listed on
Schedule 3.5.

         3.6 Consents. Except as set forth on Schedule 3.6, except as otherwise required under applicable federal and state Securities Laws, the execution, delivery and performance by the Sellers of this Agreement and of each Related Agreement to which they are parties, the sale of the Purchased Securities, the grant of the Option, and the sale of the Option Securities pursuant to the exercise of the Option, do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person.

         3.7      Reports and Financial Statement; Undisclosed Liabilities.

                  (a) Complete and correct copies of the Financial Statements are attached hereto as Schedule 3.7.

                  (b) Except as otherwise specifically disclosed therein, each of the audited Financial Statements as of January 31, 1997 and for the year then ended was prepared in accordance with GAAP applied on a basis consistent with prior periods except as otherwise stated therein; each of the balance sheets included in the audited Financial Statements fairly presents the financial condition of the Company as at the close of business on the date thereof; and each of the statements of income included in the audited Financial Statements fairly presents the results of operations of the Company for the fiscal period then ended. The Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in audited Financial Statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that individually or in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect.

                  (c) To the best of the Sellers' knowledge, except as otherwise specifically disclosed therein, the Balance Sheet of the Company has been prepared by management of the Company in good faith and in accordance with GAAP, consistently applied. To the best of the Sellers' knowledge, the Company will not have any material liabilities, contingent or otherwise, which are not referred to in such Balance Sheet or in the notes thereto other than liabilities incurred in the ordinary course of the Company's business since the Balance Sheet Date, and liabilities not required to be disclosed in accordance with GAAP.

                  (d) Since the Balance Sheet Date, there has been no material adverse change in the business, assets, financial condition or prospects of the Company.

         3.8 Absence of Certain Developments. Except for entering into this Agreement and except as disclosed on Schedule 3.8 hereof, since the Balance Sheet Date:

                  (a)  Except  for  minor   variations   which  do  not,  either
individually or in the aggregate, have a material adverse effect on Purchaser's rights, the Company has not whether or not in the ordinary course of business:

                           (i) issued any Capital Stock or other equity interest or any right, options or warrants with respect thereto;

                           (ii) declared, set aside, paid to a reserve fund or made any payment or distribution of cash or other property to its stockholders or equity holders with respect to any class of its Capital Stock or other equity interest or purchased or redeemed any shares of its Capital Stock or other equity interests;

                           (iii) suffered any substantial loss to any of its material assets;

                           (iv) made any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, partners, employees or consultants, except for normal periodic increases in base compensation for employees made pursuant to established compensation policies;

                           (v) suffered damage, destruction or other casualty loss, or forfeiture of, any property or assets, whether or not covered by insurance, which has had or may reasonably be expected to have a Material Adverse Effect;

                           (vi) made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $500,000 in the aggregate;

                           (vii) entered into any contract, commitment or agreement under which it has outstanding Indebtedness for borrowed money or for the deferred purchase price of property in excess of $500,000, or has the right or obligation to incur any such indebtedness or obligation, or made any loan or advance to any Person other than advances to employees for business expenses not exceeding $20,000 in the aggregate;

                           (viii) paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors, officers, partners or employees except as reflected in the Financial Statements;

                           (ix) made any material change in accounting procedures, policies or practices;

                           (x) mortgaged or pledged any of its properties or assets, tangible or intangible, or subjected them to any Lien, except Liens for current property taxes not yet due and payable and Liens on personal property created in connection with equipment leases, installment purchase contracts, conditional sales contracts, purchase money mortgages and the like to secure Indebtedness incurred to acquire property not exceeding $500,000 in the aggregate;

                           (xi) entered into any agreement or arrangement granting any rights to purchase or lease any of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights; or

                           (xii) entered into any agreement or understanding to do any of the foregoing.

                  (b) Other than in the ordinary course of business consistent with past practice, the Company has not:

                           (i) sold, leased, subleased, assigned or transferred any of its tangible or intangible properties or assets, or canceled, waived or compromised any debts or claims;

                           (ii) entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its business; or

                           (iii) entered into any agreement or understanding to do any of the foregoing.

         3.9 Liens. The Company has no Liens upon any of its properties other than the Liens which are listed on Schedule 3.9 hereto and Liens on personal property created in connection with equipment leases, installment purchase contracts, conditional sales contracts, purchase money mortgages and the like to secure Indebtedness incurred to acquire property not exceeding $500,000 in the aggregate.

         3.10 Indebtedness to and from Officers, Directors and Others. Except as set forth on Schedule 3.10 hereto, the Company is not indebted to any Founder, director, officer, partner, manager, employee or consultant of the Company, or to any Affiliate of the Company, except for amounts due as normal salaries, wages or reimbursement of ordinary business expenses or routine employee advances for expenses, which business expenses and employee advances do not exceed $100,000 in the aggregate for all such Founders, directors, officers, partners, managers, employees and consultants and not exceeding $15,000 for any such Person. Except as set forth on Schedule 3.10, no Founder, director, officer, partner, manager, employee or consultant of the Company nor any Affiliate of the Company, is now, or on the Closing Date will be, indebted to the Company except for ordinary business expense advances.

         3.11 Insurance. A certificate of insurance listing all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) insuring the properties, assets and operations of the business of the Company has been provided to the Purchaser. Except as set forth on
Schedule 3.11 hereto, all such policies are in full force and effect, have been underwritten by unaffiliated insurers and are sufficient for all applicable requirements of law. All such policies shall continue in full force and effect after the Closing Date with respect to occurrences which would have been covered by such policies prior to the Closing Date, except to the extent the Company's Board of Directors determines that such policies or coverages should be changed.

         3.12 Tax Returns. The Company has filed all Tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid all Taxes which have become due, and made adequate provision for the payment of all Taxes that will become due, under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed, and all assessments of Taxes. The Company and its management knows of no additional assessments since the date of such returns and reports, and there will be no additional assessments for which adequate reserves appearing on the Balance Sheet have not been established. Each of the Company and its Subsidiaries, if any, has made adequate provisions for all current Taxes.

         3.13     [This section is intentionally left blank].

         3.14 Title to Assets. The Company owns all of its respective assets, and has good and marketable title with respect thereto, reflected in the Balance Sheet of the Company and its Subsidiaries, as at the Balance Sheet Date, subject to changes in the ordinary course of business since the Balance Sheet Date, subject to no Liens other than those granted to First Union Bank of Virginia.

         3.15     Material Contracts and Obligations.

                  (a) Attached hereto as Schedule 3.15 is a true, complete and accurate list, categorized by subject matter, of all of the following material outstanding contracts, plans, leases, and commitments and other agreements (collectively "Contracts") entered into by the Company which are in writing or have been orally agreed to by the Company:

                           (i) all Contracts for the purchase or sale of services, materials, products or supplies which involve aggregate payments by the Company of more than $750,000 or involve aggregate payments to the Company of more than $750,000, or which were entered into other than in the ordinary course of business of the Company;

                           (ii) all Contracts or arrangements providing for stock options or stock purchases, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for the Founder or any officer, consultant, director or employee of the Company;

                           (iii) all Contracts for construction or for the purchase of real estate, improvements, fixtures, equipment, machinery and other items which under GAAP constitute capital expenditures and which individually or in the aggregate for any related group of items involve expenditures of the Company in excess of $500,000;

                           (iv) all Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, except for Contracts individually involving payment of annual rentals or sums less than $15,000 and in the aggregate for the Company less than $500,000;

                           (v) all Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to the Company, including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, purchase price discount obligations, undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase-money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures, used or owned by the Company, except in each case for contracts individually involving less than $100,000;

                           (vi) all Contracts substantially restricting the Company from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession (other than routine supplier and customer confidentiality agreements);

                           (vii) all license agreements with annual costs in excess of $250,000, either as licensor or licensee, other than licenses for software;

                           (viii) all joint venture Contracts and other Contracts involving a sharing of profits, revenue or cash flow;

                           (ix) all Contracts with any Affiliate of the Company (other than the Related Agreements) and all Contracts not made in the ordinary course of its business;

                           (x) all other Contracts, except those which are (A) cancelable on 30 days' or less notice without any penalty or other financial obligation or (B) if not so cancelable, involve annual aggregate payments by or to the Company of $10,000 or less; or

                           (xi) all written Contracts of employment with any officer, consultant, director or employee and any such oral Contracts which are not terminable at will by the Company.

                  (b) Except as set forth on Schedule 3.15 hereto, all Contracts required to be disclosed to the Purchaser pursuant to this Section 3.15 are valid, binding and in full force and effect as to the Company, and neither the Company nor, to the best of the Sellers's knowledge, any other party thereto, is in material breach or violation of, or material default under, nor is there any reasonable basis for a claim of such breach or violation by the Company or such default by the Company under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a material breach, violation or default by the Company.

                  (c) Set forth on Schedule 3.15(c) is a list of all Contracts having a funded remaining balance of $750,000 or more.

         3.16 Real Property-Owned. The Company does not own any real property.

         3.17 Real and Personal Property - Leased. To the best of the Sellers' knowledge, set forth in Schedule 3.17 hereto is a true and accurate description of all real and material personal property leased by the Company, setting forth
(i) the name of the lessor and (ii) a description of the property leased. With respect to such leases, the property described in such leases is presently used by the Company as indicated in Schedule 3.17 as lessee under the terms of such leases, and such leases are in full force and effect, and will be free and clear of all Liens created by the Company except as set forth in Schedule 3.17 hereto, and neither the Company is in default of the terms of any such lease in any material respect nor, to the best of the Sellers' knowledge, is any lessor in default in any material respect under any such lease nor have any events occurred which, with the giving of notice or the lapse of time, or both, would be a default under any such lease. The Company has made available the Purchaser a true and correct copy of all leases set forth on
Schedule 3.17.

         3.18 Proprietary Rights. To the best of the Sellers' knowledge, except as set forth on Schedule 3.18, the Company owns all material patents, trademarks, trade names, service marks, logos, copyrights, including applications therefor, inventions, formulas, methods and processes (all such items being hereinafter referred to as "Intangible Property") presently used by the Company without any infringement upon the proprietary rights of others; all material patents, patent applications, registered trademarks, trademark applications, trade names, service marks, logos, licenses and copyrights used or owned by the Company in connection with its respective businesses are set forth on Schedule 3.18 hereto and have been duly registered in, filed in, or issued by the United States Patent Office, United States Register of Copyrights or the corresponding offices of other jurisdictions, to the extent necessary to effect lawful ownership of such intellectual property rights in the name of the Company, and have been properly maintained or renewed in accordance with all applicable provisions of applicable law; and Schedule 3.18 accurately sets forth with respect to each patent, patent application, registered trademark, trademark application, trade name, service mark, logo, license and copyright owned or used by the Company in the conduct of its businesses, (i) the date of expiration, if any, (ii) whether such ownership rights are exclusive and (iii) any licensee of such rights. No royalties or fees are payable by the Company to any Person by reason of the ownership or use of any of the Intangible Property. All items of Intangible Property are valid and in good standing, and they are adequate and sufficient to permit the Company to conduct its business as presently conducted, and no other rights of any kind with respect to the Intangible Property are required by the Company for its operations as presently conducted. Except as set forth on Schedule 3.18, the Company has the sole and exclusive right to use the Intangible Property and the Company has not entered into any licenses, sublicenses or agreements relating to the use by any other Person of any Intangible Property now in effect, and to the best of Seller's knowledge no infringement exists upon the Intangible Property by any other Person. Except as disclosed on Schedule 3.18 hereto, no charge or claim is pending or threatened, nor has any charge or claim been made against the Company within the past five years to the effect that the sale of any of its respective products or services infringes upon or conflicts in any way with any rights or properties of the type enumerated above owned or held by any other Person.

         3.19 Necessary Property; Condition of Property. To the best of the Sellers' knowledge, the properties and assets owned, leased by or licensed to the Company, and reflected in the Balance Sheet, constitute all of the real and personal properties, tangible and intangible, which are necessary, used or useful in the conduct of its business in the manner and to the extent presently conducted or as presently contemplated to be conducted. No other material real or personal properties are required for the conduct of the business of the Company as presently conducted.

         3.20 Necessary Licenses. To the best of the Sellers' knowledge, except as set forth on Schedule 3.20, the Company has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local (collectively "Licenses"), required to own and lease its properties and assets and to conduct its business as now conducted except where the failure to have such Licenses would not have a Material Adverse Effect. Except as specified in Schedule 3.20 hereto, (or as expressly exempted by Schedule 3.6) no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby (a) to avoid the loss of any such License, or any asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto or (b) to enable the Company to hold and enjoy the same after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

         3.21     Compliance with Law.

                  (a) To the best of the Sellers' knowledge, except as may be set forth on Schedule 3.21(a) hereto, the Company is not in default under or in violation of any law (including, without limitation, laws relating to the issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect. The Company has not received any notification alleging any violations of any of the foregoing within the last five years with respect to which adequate corrective action has not been taken.

                  (b) To the best of Sellers' knowledge, no event has occurred which (i) could result in the Company being found unqualified to hold, or which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the Licenses or the denial of an application for the renewal thereof or (ii) would result in any impairment of the rights of the Company as holder of any such License.

                  (c) To the best of the Seller's knowledge, no present or former stockholder, officer, director, employee or agent of the Company, has in order to assist the Company in obtaining or retaining any License or any business for or with, or directing business to the Company offered, paid, promised to pay or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to (i) any officer or employee of any government or any department, agency, instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality (such an officer or employee being referred to as a "foreign official"), (ii) any foreign political party or official thereof or any candidate for foreign political office, or
(iii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in each case, for purposes of the following:

                           (A) illegally or corruptly influencing any act or decision of any such foreign official, political party or official thereof, or candidate in such person's official capacity, or (ii) inducing such foreign official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such person, or

                           (B) illegally or corruptly inducing such foreign official, political party or official thereof, or candidate to use such person's influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

                  There is not now, nor has there ever been, any employment of or beneficial ownership of the Company by any governmental or political official in any country in the world.

         3.22     Environmental Compliance.

                  (a) To the best of the Sellers' knowledge, (i) the Company has not generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any "Hazardous Substance" (as hereinafter defined) in violation of any "Environmental Laws" (as hereinafter defined); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company or the use of any property or facility by the Company or to the best of the Sellers's knowledge, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability on the part of the Company under the Environmental Laws or which would require reporting to or notification by the Company to any governmental entity; (iii) no asbestos which is or has some reasonable likelihood of becoming friable or polychlorinated biphenyl or underground storage tank is contained in or located at any facility owned, leased or used by the Company; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of the Company, whether before or during the ownership of the Company has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.

                  (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials" "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  (c) For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         3.23 Litigation. To the best of the Sellers' knowledge, except as set forth on Schedule 3.23 hereto, there is no suit, claim, action, proceeding or investigation pending or threatened against the Company or any of its respective assets or properties, including each Employee Benefit Plan at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, against the Founder, or any management director, officer, key employee or the holder of more than five percent (5%) of the Capital Stock of the Company, nor has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted and there is no reasonable basis for any such suit, claim, action, proceeding or investigation. Except as set forth on Schedule 3.23 hereto, neither the Company nor to the best knowledge of the Sellers, any Founder, management director, officer, key employee or the holder of more than five percent (5%) of the Capital Stock of the Company, nor, to the best knowledge of the Sellers, any Employee Benefit Plan has been a party to any such suit, claim, action, proceeding or investigation during the past two years involving its business, assets or properties, nor has any such suit, claim, action, proceeding or investigation been threatened by or against the Company.

         3.24 No Material Adverse Changes. Except as set forth on Schedule 3.24 hereto, since the Balance Sheet Date, there has occurred no material adverse change in the business, assets, properties (tangible and intangible), operations, condition (financial or otherwise) or liabilities of the Company, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not (a "Material Adverse Effect"), and the Sellers have no knowledge of any occurrence or development which might reasonably be expected to result in any such Material Adverse Effect.

         3.25 Employee Benefit Plans. Except as described on Schedule 3.25, the Company does not maintain or operate any Employee Benefit Plan nor has any such Plan been maintained or operated during the past three years. The Company does not maintain or contribute to any Guaranteed Pension Plan or Multiemployer Plan. With respect to each Employee Benefit Plan listed on Schedule 3.25, to the extent applicable:

                  (a) Each such Employee Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of the ERISA, the Code and all applicable regulations, rulings and other authority issued thereunder;

                  (b) All contributions required by law to have been made under each such Employee Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

                  (c) Each such Employee  Benefit Plan intended to qualify under
Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect qualified status of any such Employee Benefit Plan;

                  (d)      No Benefit Plan is subject to Title IV of ERISA;

                  (e) None of such Employee Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by applicable law, including section 4980B of the Code or Section 601 of ERISA; and

                  (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

         3.26 Withholdings; Contracts; Labor Relations. The Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth on Schedule 3.26 hereto, the Company is not a party to any written employment agreement, arrangement or understanding with any of its officers, employees, partners or shareholders. There are no collective bargaining agreements covering any of the employees of the Company. The Company has not breached or otherwise failed to comply in any material respect with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Company before any federal, state, or local board, department, commission or agency, (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company, (c) union representation petitions respecting the employees of the Company, (d) efforts being made to organize any of the employees of the Company or (e) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

         3.27 Governmental Regulations. The Company is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; nor is the Company an "investment company", or an "affiliated person" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The Company is not now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Code.

         3.28 Corporate Documents, Books and Records. Complete and correct copies of the Articles of Incorporation and by-laws, and of all amendments thereto, of the Company have been previously made available to the Purchaser, and no changes in said documents will be made on or before the Closing Date other than as disclosed to, and concurred to in writing by, the Purchaser. The minute books of the Company contain accurate records of all meetings and consents in lieu of meetings of the Board (and its committees) and shareholders of the Company since incorporation. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board (or its committees) or of the shareholders of the Company. The books and records of the Company accurately reflect the transactions to which the Company is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained in all material respects.

         3.29 Broker Costs. None of the Sellers are obligated for any Broker Costs relating to the transactions contemplated by this Agreement.

         3.30 Disclosure. No representation, warranty or statement made in this Agreement, any Related Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Sellers in connection with the purchase of the Purchased Securities or the grant of the Option contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.31     Certain Agreements of Officers and Employees.

                  (a) No officer or key employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, or any other contract or agreement or restrictive covenant relating to the right of any such officer or employee to be an employee, to be employed by the Company, or because of the nature of the business conducted or proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Sellers' best knowledge and belief, the continued employment of the Company's officers and employees does not subject the Company or the Purchaser to any liability with respect to any of the foregoing matters.

                  (b) Except as set forth on Schedule 3.31(b), to the best knowledge of the Sellers, no officer of the Company, nor any key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect on the Company, has any present intention of terminating his or her employment with the Company.

                  (c) For purposes of this Agreement, "key employee" means any of the Persons described in Schedule 3.31(c).

         3.32 Registration Rights. Except for the rights granted to the Purchaser pursuant to the Registration Rights Agreement, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.

                                   ARTICLE IV

                           PURCHASER'S REPRESENTATIONS

         4.1 Investment Intent. The Purchaser hereby represents and warrants to the Sellers that it is (i) an "accredited investor" as defined in Regulation D of the Securities Act and (ii) it is acquiring the Purchased Securities and the Option for investment and not with a view to the distribution thereof.

         4.2 Authorization. The Purchaser hereby represents that this Agreement and the Related Agreements to which it is a party have been executed by a duly authorized Person on its behalf, and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

         4.3 Enforceability. The Purchaser hereby represents that the execution and delivery by the Purchaser of this Agreement and each of the Related Agreements will result in legally binding obligations of the Purchaser enforceable against it in accordance with the respective terms and provisions hereof and thereof.

         4.4 Exemption. The Purchaser understands that the Purchased Securities and Option are not (and any Common Stock acquired on exercise of the Option at the time of issuance will not be) registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(1) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

         4.5 Restrictions on Resale. The Purchaser understands that the Purchased Securities and the Option Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Securities or an available exemption from registration under the Securities Act, the Purchased Securities and the Option Securities must be held indefinitely. The Purchaser agrees that in no event will it make a transfer or disposition of any of the Purchased Securities or the Option Securities (other than pursuant to an effective registration statement under the Securities Act), unless and until (i) the Purchaser shall have notified the Sellers of the proposed disposition and (ii) if requested by the Sellers, such Purchaser shall have furnished to the Sellers at the expense of the Purchaser or its transferee, an opinion of counsel reasonably satisfactory to the Sellers to the effect that such transfer may be made without registration under the Securities Act.

         4.6 Broker Costs. The Purchaser is not obligated for any Broker Costs related to the transaction contemplated by this Agreement.

                                    ARTICLE V

                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

         The Purchaser's obligation to purchase the Purchased Securities pursuant to Section 2.1 of this Agreement is subject to compliance by the Sellers with the agreements and representations herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

         5.1 Related Agreements. Each of the Related Agreements shall have been executed and delivered in the form provided for herein, and each of the Related Agreements shall, subject only to the satisfaction of the conditions contained in the Escrow Agreement, be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of the Purchaser. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects, subject to the conditions contained in the Escrow Agreement.

         5.2 Charter Documents; Good Standing Certificates. The Purchaser shall have received from the Sellers (a) a copy, certified by the Secretary of the Company to be true and complete as of the Closing Date, of the by-laws thereof; and (b) a certificate, dated not more than five days prior to the date hereof, of the relevant governmental authority or other appropriate official of each state in which the Company is qualified to do business, as to the Company's corporate good standing in such state or qualification to do business, as the case may be.

         5.3 Proof of Corporate Action. The Purchaser shall have received from the Company copies certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of each of the Related Agreements to which the Company is a party.

         5.4 Incumbency Certificate. The Purchaser shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, each of the Related Agreements to which the Company is or is to become a party, and to give notices and to take other action on behalf of the Company under each of such documents.

         5.5 Legal Opinions. The Purchaser shall have received (a) from Egger Betts Austin Ahrens Treacy, counsel to the Sellers, a favorable opinion substantially in the form of Exhibit E hereto, and (b) from Moffatt, Thomas, Barrett, Rock & Fields, counsel to the Company, a favorable opinion in the form of Exhibit F hereto.

         5.6 Legality; Governmental and Other Authorizations. The purchase of the Purchased Securities, the Option, and the Option Securities by the Purchaser, and the other transactions contemplated herein and in the Related Agreements, shall have been approved by the Securities and Exchange Commission as provided in Section 2.3. None of the transactions contemplated herein and in the Related Agreements shall be prohibited by any law or governmental order or regulation, nor shall they subject the Purchaser to any penalty, special tax, or other onerous condition. All other necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force.

         5.7 Due Diligence. The Purchaser shall have completed its legal, accounting and business due diligence review of the Company and the results thereof shall have been satisfactory to the Purchaser. Not in limitation of the foregoing, the Purchaser shall have completed review and been satisfied with all of the terms, conditions and documentation relating to the capital structure of the Company, including such amendments to the Company's Articles of Incorporation, by-laws and other documents as shall be necessary to reflect the terms of the Purchaser's proposed investment. Such review shall be completed within two days after Purchaser's receipt of the Financial Statements.

         5.8 General. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, the opinion of counsel contemplated in Section 5.5 hereof, and any consents, licenses, approvals, permits and orders required to be secured by the Sellers in connection with the transactions contemplated herein or which the Purchaser may have requested in connection therewith.

                                   ARTICLE VI

                     CONDITIONS TO THE SELLERS' OBLIGATIONS

         The Sellers' obligation to sell the Purchased Securities to the Purchaser pursuant to this Agreement is subject to compliance by the Purchaser with the agreements herein contained, and to the satisfaction on or prior to the Closing Date, of the following conditions:

         6.1  Representations.  The  representations  made by the  Purchaser  in
Article IV hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

       6.2 Related Agreements. Each of the Related Agreements to which the Purchaser is a party shall have been executed by the Purchaser. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with by the

Purchaser on or prior to the Closing Date shall have been performed or complied with by the Purchaser in all material respects.

                                   ARTICLE VII
                                     OPTION
         7.1 Grant of Option. Subject to and conditioned upon receipt by the Purchaser of SEC approval thereof under the Public Utility Holding Company Act of 1935, the Purchaser shall have the right, upon the terms and subject to the conditions set forth in this Article VII, at any time on or after the date hereof and at or prior to 11:59 pm., Mountain time, on September 2, 1998 (the "Expiration Time"), but not thereafter, to acquire from Sellers (in the amounts set forth in Schedule 7.1) all, but not less than all, of 206,000 fully paid and nonassessable shares of Class B Stock (the "Option Securities"), at a purchase price per share (the "Option Price") of $9.00 (the "Option"). Such number of shares, type of security and Option Price are subject to adjustment as provided herein, and all references to "Option Securities" and "Option Price" herein shall be deemed to include any such adjustment.

         7.2 Exercise of Option. The purchase rights represented by this Option are exercisable by the Purchaser at any time and from time to time at or prior to the Expiration Time by delivering notice of exercise in writing to the Sellers. The closing for the sale of the Option Securities shall occur at 10:00 a.m. Mountain time at the offices of the Company on the fifth day following delivery of the notice to Sellers. At such closing, the Purchaser shall deliver the Option Price for the Option Securities thereby purchased (by cash or by check or bank draft payable to the order of Sellers), and the Sellers shall deliver certificates evidencing the Option Securities, properly endorsed in the name of Purchaser or its assignee. If Sellers do not own a sufficient number of shares of Class B Stock at the time of receipt of such notice, they shall promptly exercise their right under the Articles of Incorporation to convert a sufficient number of shares of Class A Stock to Class B Stock to allow them to perform their obligations hereunder.

         7.3 Transfer of Shares. Certificates for shares purchased hereunder shall be delivered to the Purchaser properly endorsed to Purchaser, within a reasonable time after the date on which this Option shall have been exercised in accordance with the terms hereof. The Sellers hereby represent and warrant that all shares of Option Securities which may be transferred upon the exercise of this Option will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof.

         7.4 No Rights as Shareholders. This Option does not entitle the Purchaser to any voting, dividend, distribution or other rights as a shareholder of the Company with respect to the Option Securities prior to the exercise hereof.

         7.5 Transfer or Assignment. Without the consent of Sellers, the rights under this Option may be transferred to any direct or indirect wholly-owned subsidiary of Purchaser's parent corporation, Central and South West Corporation, by providing notice of transfer to Sellers.

         7.6 Adjustment for Stock Splits,  Stock  Dividends,  Recapitalizations,
Automatic Conversion, etc. The Option Price and the number and type of securities and/or other property to which the Purchaser would be entitled upon exercise of this Option shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Common Stock so that the number and type of securities and/or other property to which the holder would be entitled upon exercise of this Option shall be equal to that to which such holder would have been entitled at the time of such event if such holder had exercised this Option immediately prior thereto.

         7.7 Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Option, on exercise or conversion hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Option Securities transferrable on such exercise prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Option immediately prior thereto.

         7.8 Cooperation. The Sellers will not take any action, or vote their shares of Common Stock to cause any amendment of the Company's Articles of Incorporation or by-laws or to effect any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, if the effect of the action would avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Sellers, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Option against impairment; provided, nothing herein is intended to conflict with Dr. L.J. Ybarrondo's fiduciary responsibility to the Company in his capacity as an officer and/or director of the Company, which at all times shall take priority over the terms of this Section 7.8.

                                  ARTICLE VIII

                                    INDEMNITY

         8.1      Indemnification.

               (a) Notwithstanding any disclosures made in the Schedules hereto, Dr. L. J. Ybarrondo, Dr. Marilda Ybarrondo, the Ybarrondo Family Trust B, the Ybarrondo Family Trust C-1, and the Ybarrondo Family Trust C-2 (collectively, the "Indemnitors") jointly and severally hereby agree to indemnify, exonerate and hold the Purchaser and its shareholders, officers, directors, employees and agents (each, an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Damages"), arising out of or resulting from any failure by the Sellers to comply with any of their covenants or any breach by the Sellers of any of their representations and warranties in this Agreement, or any other agreement contemplated hereby, except where such Damages are caused directly by the actions of the Indemnitee in violation of its obligations under such agreements.

                  (b) Subject to Section 8.1(c) the aggregate liability of the Indemnitors for claims made under Section 8.1(a) shall not exceed $1,750,000. In addition to the foregoing, the Indemnitors shall not be liable for any claim made under Section 8.1(a) unless such claim exceeds $75,000; provided, when the cumulative claims under Section 8.1(a) exceed $250,000 the Indemnitors shall be liable for all such claims up to the $1,750,000 general limitation.

                  (c) The parties acknowledge that Purchaser has a right of indemnification against the Company under Section 6.1 of the Registration Rights Agreement that is similar to Purchaser's right of indemnification against the Indemnitors under Article VIII of this Agreement. Purchaser agrees that its aggregate recovery of Damages under said Section 6.1 of the Registration Rights Agreement and Article VIII of this Agreement shall not exceed $3,500,000; provided, however, the parties further agree that nothing herein shall affect Purchaser's unconditional right to pursue indemnification against the Indemnitors (jointly and severally) under Article VIII of this Agreement, the Company under the Registration Rights Agreement, or any combination thereof, at Purchaser's sole discretion.

         8.2 Survival of Obligations.  The obligations of the Sellers under this
Article VIII shall survive the transfer of the Purchased Securities, the Option, or the Option Securities, and the termination of this Agreement; provided, in no event may Purchaser initiate an action for indemnification under Section 8.1 after the fifth anniversary of the date of the Agreement.

                                   ARTICLE IX

                                     GENERAL

         9.1      Notices

                  (a) All demands, notices, requests, consents and other communications required or permitted under this Agreement, any Related Agreement or the Purchased Securities, the Option or the Option Securities shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including Fed Ex) or U.S. Postal Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

         If to the Purchaser:

                  Public Service Company of Oklahoma
                  c/o CSW Business Ventures
                  Two West Second Street
                  Tulsa, Oklahoma  74103
                  Attention: David Thomison
                  Telephone: (918) 594-2278
                  Facsimile: (918) 594-3841

         with a copy to:

                  Doerner, Saunders, Daniel & Anderson
                  320 South Boston, Suite 500
                  Tulsa, OK 74103
                  Attention:  H. Wayne Cooper
                  Telephone: (918) 582-1211
                  Facsimile: (918) 591-5360

         If to Sellers:

                  Dr. L. J. Ybarrondo
                  c/o SCIENTECH, Inc.
                  1690 International Way
                  Idaho Falls, Idaho 83404
         with a copy to:

                  Egger Betts Austin Ahrens Treacy
                  2300 City Center Bellevue
                  500 108th Avenue N.E.
                  Bellevue, Washington  98004
                  Attention:  Ed Ahrens
                  Tel:     (206) 450-3300
                  Fax:     (206) 450-3310

                           and

                  Moffatt, Thomas, Barrett, Rock & Fields
                  101 South Capitol Boulevard
                  Boise, Idaho  83701
                  Attention:  Paul Street
                  Tel:     208-345-2000
                  Fax:     208-385-5384

                  (b) Notices shall be deemed given upon the earlier to occur of
(i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 4:00 p.m. Mountain Time and, if sent after 4:00 p.m. Mountain Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U..S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

         9.2 Survival and Termination of Covenants, Agreements, Representations and Warranties. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf. All representations and warranties made herein or in any of the Related Agreements shall survive the execution and delivery of this Agreement and of the transfer of the Purchased Securities, the Option, or Option Securities.

         9.3 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Sellers and the Purchaser. Any amendment or waiver effected in accordance with this Section 9.3 shall be binding upon the Sellers and the holder of any Purchased Securities sold pursuant to this Agreement.

         9.4 Entire Agreement. This Agreement and the other agreements referred to herein constitute the whole and entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings between the parties with respect thereto. This Agreement may not be modified except by an instrument in writing signed by all parties.

         9.5 Governing Law. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of Idaho, except any choice of law provision of Idaho law shall not apply if the law of a state or jurisdiction other than Idaho would apply thereby.

         9.6 Jurisdiction and Venue. The parties to this Agreement agree that jurisdiction and venue of any action brought to enforce, or to construe or determine the validity of, any term or provision contained in this agreement shall properly lie in the District Court of Bonneville County, Idaho, or the United States District Court for the District of Idaho, or the District Court of Tulsa County, Oklahoma, or the United States District Court for the Northern District of Oklahoma. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties further agree that the mailing by certified mail, return receipt requested, or the delivery by any recognized expedited delivery service, of any process required by any such court shall, when received, constitute valid and lawful service of process against them, without the necessity for service by any other means otherwise provided by statute or rule of court.

         9.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors and permitted assigns. No party may assign its, his or her obligations hereunder without the prior written consent of all other parties; provided, notwithstanding any provision of this Agreement or any Related Agreement to the contrary, without prior notice to or consent of the Sellers, Purchaser may assign all of its rights and obligations under this Agreement, or any or all of its Purchased Securities, Option, and Option Securities purchased hereunder, to any Affiliate under the direct or indirect control of Purchaser's parent corporation, Central and South West Corporation.

         9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.9 Attorneys' Fees. If any action is brought to enforce, or to construe or determine the validity of, any term or provision of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         9.10 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         9.11 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         9.12 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         9.13 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed a valid and binding signature for all purposes hereof.

         9.15 Construction. All parties hereto having participated actively in the negotiation and drafting of this Agreement, and each party having been represented by counsel, the terms of this Agreement shall not be construed against, nor more favorably to, any party, regardless of their responsibility for its preparation.

         9.16 Expenses. The Sellers on the one hand, and the Purchaser on the other hand, agree to pay their separate costs and expenses (such as travel, photocopy and telephone expenses and including the fees and expenses of counsel) in connection with the documentation of the transactions contemplated by this Agreement and the purchase of the Purchased Securities, and shall not be liable for the other's expenses; provided, if the transactions contemplated hereby fail to close for any reason other than breach by Sellers of any of their representations, warranties or covenants herein, the Purchaser shall pay Sellers $50,000, as full compensation for and liquidated damages in respect of their expenses in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Sellers and the Purchaser have executed this Agreement as of the day and year first above written.

                                           "Sellers"




                                           DR. L. J. YBARRONDO

                                           YBARRONDO FAMILY TRUST B


                                       By:
                                           Dr. L. J. Ybarrondo, Trustee



                                           YBARRONDO FAMILY TRUST C-1


                                       By:
                                           Dr. L. J. Ybarrondo, Trustee




                                           YBARRONDO FAMILY TRUST C-2


                                       By:
                                           Dr. L. J. Ybarrondo, Trustee



                                           DR. MARILDA YBARRONDO



                                           DR. ANA-BELEN YBARRONDO

                                            MICHEL W. YBARRONDO



                                            LOREN A. YBARRONDO


                                            "Purchaser"

                                      PUBLIC SERVICE COMPANY OF OKLAHOMA

                                       By:

                                      Name:

                                     Title: